THIRD AMENDMENT TO
GUARANTEE OF PAYMENT
(LIMITED)

THIS THIRD AMENDMENT TO GUARANTEE OF PAYMENT (this “Amendment”) is executed as of July 7, 2016, by CONNECTICUT WATER SERVICE, INC., a Connecticut corporation (hereinafter referred to as the “Guarantor”), in favor of CoBANK, ACB, a federally chartered instrumentality of the United States (hereinafter referred to as “CoBank”).

BACKGROUND

A.    The Guarantor has executed and delivered to CoBank that certain Guarantee of Payment (Limited) dated as of October 29, 2012, and an Amendment to Guarantee of Payment (Limited) dated as of March 5, 2013, and a Second Amendment to Guarantee of Payment (Limited) dated as of June 1, 2016 (collectively, the “Existing Guarantee”) pursuant to which the Guarantor has guaranteed, among other things, payment of certain obligations of its wholly-owned subsidiary, The Connecticut Water Company (the “Company”), to CoBank as more particularly described in the Existing Guarantee as the “Guaranteed Obligations.”

B.     The obligations under the Existing Guarantee are set forth in that certain Master Loan Agreement No. RI1087 dated as of October 29, 2012 (the “Master Loan Agreement”), as supplemented by that certain Promissory Note and Single Advance Term Loan Supplement No. RI1087T01 in a principal amount not to exceed $8,000,000.00 and dated as of even date with the Master Loan Agreement, and by that certain Promissory Note and Single Advance Term Loan Supplement No. RI1087T02 in a principal amount not to exceed $14,795,000.00 and dated as of even date with the Master Loan Agreement, and by that certain Promissory Note and Single Advance Term Loan Supplement No. RI1087T03 in a principal amount not to exceed $17,045,000.00 and dated as of even date with the Master Loan Agreement, and by that certain Promissory Note and Single Advance Term Loan Supplement No. RI1087T04 in a principal amount not to exceed $14,805,000.00 and dated as of even date with the Master Loan Agreement, and by that certain Promissory Note and Single Advance Term Loan Supplement No. RI1087105 in a principal amount not to exceed $14,550,000.00 and dated as of March 5, 2013, and by that certain Promissory Note and Single Advance Term Loan Supplement No. RX1087T06 in a principal amount not to exceed $30,000,000 and dated as of June 1, 2016. The Master Loan Agreement, as supplemented, is referred to in the Existing Guaranty as the (“Loan Agreement”).

C.    The Company has requested an increase to the Loan Agreement and CoBank is willing to extend the additional credit to the Company provided that the Guarantor agrees to guarantee this additional loan.

D.     In satisfaction of the condition and intending to benefit by the extension of additional credit by CoBank to the Company, the Guarantor is entering into this Amendment.

NOW, THEREFORE, in order to induce CoBank to extend additional credit to the Company and for good and valuable other consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor and CoBank agree to amend the Existing Guarantee as follows:

1.
The Loan Agreement as defined in the Existing Guarantee is hereby amended to include that certain Promissory Note and Single Advance Term Loan Supplement No. RX1087T07 in a principal amount not to exceed $19,930,000 and dated as of July 7, 2016.

2.	All references in the Existing Guarantee to the Guaranteed Obligation shall include all obligations under the Loan Agreement, as such term has been amended by this Amendment.

3.
To the extent not inconsistent herewith, all other terms and conditions of the Existing Guarantee shall remain in full force and effect and the Guarantor hereby ratifies and confirms its guarantee of the Guaranteed Obligations of the Company, as amended by this Amendment.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date shown above by their duly authorized officers.

CONNECTICUT WATER SERVICE, INC.

By: /s/ David C. Benoit

Name: David C. Benoit

Title: Senior Vice President – Finance and CFO

COBANK, ACB

By: /s/ Shannon Smith

Name: Shannon Smith

Title: Assistant Corporate Secretary

NOTICE TO BORROWER
THE FOLLOWING DISCLOSURE RELATES TO THE AT RISK NATURE OF THE EQUITY INVESTMENT REQUIRED AS A CONDITION TO AN EXTENSION OF CREDIT. PLEASE READ THESE MATERIALS CLOSELY WHEN EVALUATING THE PROPOSED CREDIT TERMS.
You have received, or the bank has made available to you, the bank’s most recent annual report, the most recent quarterly report, a copy of the Bylaws, and a copy of the current Capital Plan.
As a condition to the extension of credit, borrowers are required to own equity in the bank. Equity ownership requirements are established by the board of directors from time to time as set forth in the Capital Plan. Currently the Capital Plan requires each active stockholder to own a minimum investment of the bank’s capital of $1,000 or 2 percent of the loan, whichever is less. After this minimum level is achieved, all future capitalization requirements will be made through retained patronage earnings and no additional out-of-pocket equity purchases beyond the initial investment will be required. Equity of owners whose current investment is above target level will be available for retirement until the target equity level is reached. The Capital Plan may be amended from time to time by the board of directors. Such amendments may increase the amount of capital required to be invested to maintain a loan.
Equity will be retired and patronage distributions will be made in accordance with the Bylaws and Capital Plan, as may be amended from time to time.
ALL EQUITY IN THE BANK: (1) IS RETIREABLE ONLY AT THE DISCRETION OF THE BOARD OF DIRECTORS AND THEN ONLY IF MINIMUM CAPITAL STANDARDS ESTABLISHED BY LAW ARE MET; AND (2) IS AN INVESTMENT IN THE BANK THAT IS AT RISK AND SHOULD NOT BE CONSIDERED EQUIVALENT TO A COMPENSATING BALANCE. AT PRESENT, THE BANK MEETS ITS MINIMUM CAPITAL STANDARDS AND KNOWS OF NO REASON WHY IT SHOULDN’T CONTINUE TO MEET THOSE STANDARDS ON THE BANK’S NEXT EARNINGS DISTRIBUTION DATE.